Exhibit 99.1

UNITED STATES DISTRICT COURT
FOR THE
DISTRICT OF COLUMBIA

SECURITIES AND EXCHANGE COMMISSION, Plaintiff, v. ITT CORPORATION, Defendant.	: : : : : : : : : : :	C.A. No.

CONSENT OF DEFENDANT ITT CORPORATION

1.           Defendant ITT Corporation ("Defendant") waives service of a summons and the Complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over Defendant and over the subject matter of this action.
2.           Without admitting or denying the allegations of the Complaint (except as to personal and subject matter jurisdiction, which Defendant admits), Defendant hereby consents to the entry of the Final Judgment in the form attached hereto (the "Final Judgment") and incorporated by reference herein, which, among other things:
(a)
permanently restrains and enjoins Defendant from violating Section 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 (“Exchange Act”) [15 U.S.C. § 78m(b)(2)(A) and 15 U.S.C. § 78m(b)(2)(B)];

(b)	orders Defendant to pay disgorgement in the amount of $1,041,112, plus prejudgment interest thereon in the amount of $387,538.11; and

(c)	orders Defendant to pay a civil penalty in the amount of $250,000 under Exchange Act Section 21(d)(3) [15 U.S.C. § 78u(d)(3)].
3.           Defendant agrees that it shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to payment made pursuant to any insurance policy, with regard to any civil penalty amounts that Defendant pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.  Defendant further agrees that it shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, or local tax for any penalty amounts that Defendant pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.
4.           Defendant waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.
5.           Defendant waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.
6.           Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Securities and Exchange Commission (“Commission”) or any member, officer, employee, agent, or representative thereof to induce Defendant to enter into this Consent.
7.           Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

8.           Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.
9.           Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions.  Defendant further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment.
10.           Consistent with 17 C.F.R. § 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding.  Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability.   Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.  Defendant further acknowledges that the Court's entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations.  Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization.  This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding.  In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Defendant understands that it shall not be permitted to contest the factual allegations of the Complaint in this action.
11.           Defendant understands and agrees to comply with the Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings."  17 C.F.R. § 202.5.  In compliance with this policy, Defendant agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the Complaint or creating the impression that the Complaint is without factual basis; and (ii) that upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the Complaint.  If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket.  Nothing in this paragraph affects Defendant’s:  (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.
12.           Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend against this action.  For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reached a good faith settlement.
13.           Defendant agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

14.           Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

Dated:                      2/09/09                                           ITT Corporation

By: /s/ Gretchen McClain
Gretchen McClain Senior Vice President ITT Corporation and President of Fluid Technology ITT Corporation 1133 West Chester Avenue White Plains, NY 10604

On February 9, 2009, Gretchen McClain, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of ITT Corporation as its SVP – ITT & Pres. of FT.

/s/ Cornett L. Lewers
Notary Public Commission expires:

Approved as to form:

/s/ Joseph P. Armao
Joseph P. Armao
Paul Alfieri
Linklaters LLP
1345 Avenue of the Americas
New York, NY 10105
Telephone: (212) 903-9200
Facsimile: (212) 903-9100
Attorney for Defendant